UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) April 18, 2019

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 18, 2019, AutoNation, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as set forth below.
Proposal 1
The nine director nominees named in the Company’s 2019 proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Mike Jackson	73,563,913	737,817	41,437	6,467,125
Thomas J. Baltimore, Jr.	70,366,057	3,878,849	98,261	6,467,125
Rick L. Burdick	73,434,862	887,919	20,386	6,467,125
David B. Edelson	74,143,557	178,809	20,801	6,467,125
Steven L. Gerard	73,754,728	565,662	22,777	6,467,125
Robert R. Grusky	73,850,227	472,074	20,866	6,467,125
Carl C. Liebert III	74,151,837	169,124	22,206	6,467,125
G. Mike Mikan	73,882,905	439,705	20,557	6,467,125
Jacqueline A. Travisano	73,876,941	447,027	19,199	6,467,125
Proposal 2
The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
80,493,367	286,243	30,682	N/A
Proposal 3
The stockholder proposal regarding an independent Board chairman was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
3,731,779	70,543,055	68,333	6,467,125

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	April 18, 2019	By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary